Exhibit 10.2

Execution

GUARANTY AGREEMENT

This GUARANTY AGREEMENT(this “Agreement”), dated as of September 15, 2015, is made by and among DAVID LEIF GREN, an individual (“David”), and ANGELA MARIE SMITH, an individual (“Angela”) (each of the foregoing is referred to individually as a “Guarantor” and collectively as the “Guarantors”), and HAMPSHIRE GROUP, LIMITED, a Delaware corporation, and HAMPSHIRE INTERNATIONAL, LLC, a Delaware limited liability company (each of the foregoing is referred to individually as a “Seller” and collectively as the “Sellers”) (each of the Guarantors and Sellers is referred to individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, the Sellers, Rio Garment, S.A. ,a Sociedad Anónima formed under the laws of Honduras (“Rio”), David, Rio Asset Holdings, LLC, a Delaware limited liability company (“Holdings”), and Rio Asset Holdco, LLC, a Delaware limited liability company (“Holdco”) (each of Holdings and Holdco individually is referred to sometimes as a “Buyer” and collectively as the “Buyers”) are parties to a Stock Purchase Agreement dated as of April 10, 2015, as amended by Amendment No. 1 thereto dated as of May 14, 2015 and Amendment No. 2 thereto dated as of the date hereof (as amended, modified, replaced or restated from time to time, “Purchase Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Purchase Agreement), pursuant to which the Buyers are purchasing all of the issued and outstanding capital stock of Rio from Sellers; and

WHEREAS, it is a condition precedent to the transactions contemplated by the Purchase Agreement that the Guarantors shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Sellers to enter into the Purchase Agreement, each Guarantor hereby agrees as follows:

1.     Guaranty. To induce Sellers to enter into the Purchase Agreement and the other documents contemplated thereby, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment and performance by the Buyers, David and/or Rio as and when due of all liabilities and obligations of Buyers, David and/or Rio under the Purchase Agreement, including without limitation, (a) the sum of One Million Dollars ($1,000,000.00) payable as the “Deferred Purchase Price” under Section 2.1.2 of the Purchase Agreement, less any amounts properly setoff pursuant to Section 8.4.3 of the Purchase Agreement, (b) the Expense Promissory Note issued under the Purchase Agreement in the original principal amount of $273,887 plus interest, (c) the Demand Obligations set forth in the Purchase Agreement, (d) the indemnification obligations of David and Buyers under the Purchase Agreement and (e) all fees, costs and expenses (including, without limitation, fees and expenses of counsel) incurred by any Seller in enforcing any rights under this Agreement (“Collection Costs”) (all such obligations, whether now or hereafter existing, being referred to collectively as the “Guaranteed Obligations”). This Agreement constitutes a guarantee of payment and performance and not of collection.

2.     Authorization, Waivers and Other Agreements: Sellers are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a)     in accordance with the Purchase Agreement: (i) modify, amend, supplement or otherwise change, or (ii) waive, extend or otherwise consent to noncompliance with, in whole or in part, any obligations of Buyers under the Purchase Agreement or the Guaranteed Obligations; or

(b)     settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations;

provided, however, that nothing contained in this Agreement is intended to modify or supersede the provisions of the Purchase Agreement.

3.     Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, setoff, counterclaim or any other circumstance that otherwise might constitute a legal or equitable discharge of Buyers whether arising in connection with or in respect of any of the following or otherwise, hereby agrees that its obligations under this Agreement are irrevocable, absolute and unconditional and shall not be discharged other than by complete performance and further agrees that the Guaranteed Obligations shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Agreement):

(a)     the invalidity or unenforceability of any obligation of Buyers under the Purchase Agreement or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any part thereof;

(b)     the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from Buyers or other action to enforce the same or (ii) any action to enforce the Purchase Agreement; or

(c)     any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against any Buyer, or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding, including the case where any payment or performance of any Guaranteed Obligation by any Buyer or any Guarantor is recovered from or paid over by or on behalf of any Seller by reason of a fraudulent transfer by any Buyer or any Guarantor or as a preference in any bankruptcy.

Notwithstanding anything to the contrary contained in this Agreement or otherwise, the Sellers hereby agree that the Guarantors may assert, as a defense to, or release or discharge of, any payment or performance by the Guarantors under this Agreement, any deduction or setoff pursuant to Section 8.4.3 of the Purchase Price or counterclaim that Buyers could assert against the Sellers pursuant to the terms of the Purchase Agreement.

4.     Waivers. Except for any applicable notice required to be provided pursuant to the Purchase Agreement, each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder, including any of the following (but excluding any applicable notice required to be provided pursuant to the Purchase Agreement):

(a)     any demand for payment or performance and protest and notice of protest;

(b)     any notice of acceptance;

(c)     any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation becoming immediately due and payable; or

(d)     any other notice in respect of any Guaranteed Obligation or any part thereof, any defense arising by reason of any disability of any Buyer or any Guarantor or any defense based on the absence or lack of authority of any Buyer or any Guarantor.

5.     Waiver of Rights of Subrogation. Each Guarantor unconditionally and irrevocably agrees not to enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against Buyers by reason of the Purchase Agreement or any payment made thereunder.

6.     Representation and Warranty. Each Guarantor represents and warrants to Sellers that: (a) such Guarantor has received a copy of the Purchase Agreement and all amendments, (b) such Guarantor has obtained the advice of counsel with respect to the Purchase Agreement and this Agreement; (c) such Guarantor has the financial capacity (individually or jointly with such Guarantor’s spouse) to pay and perform when due such Guarantor’s obligations hereunder and all funds necessary for Guarantor to fulfill such Guarantor’s obligations under this Agreement shall remain available to such Guarantor for so long as this Agreement shall remain in effect; (d) such Guarantor has the capacity to enter into this Agreement; (e) the execution, delivery and performance of this Agreement will not conflict with or result in a breach of the terms of any agreement, judgment or order to which such Guarantor is a party or to which such Guarantor is obligated to comply, (f) such Guarantor is not in violation of any law, regulation or order which would materially affect the financial status of Guarantor; and (g) such Guarantor is solvent.

7.     Sellers’ Exercise of Remedies. No failure on the part of Sellers to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Sellers of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power by Sellers. Each and every right, remedy and power hereby granted to Sellers or allowed under applicable law or other agreement shall be cumulative and not exclusive of any other and may be exercised by Sellers at any time or from time to time.

8.     Survival of Obligations. This Agreement is a continuing guaranty and shall be binding upon each Guarantor until all the Guaranteed Obligations have been satisfied and/or paid in full; provided, however, after the later of (a) the payment in full to Sellers of the Deferred Purchase Price, the Expense Promissory Note and the Demand Obligations (as such terms are defined in the Purchase Agreement), including, as applicable, interest and other costs, and (b) the first anniversary of the date hereof, Sellers will execute and deliver to Angela a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement with respect to Angela within ten (10) days of a written request therefor from Angela; provided, however, this Agreement shall not terminate with respect to Angela if at the time of the request for termination there are any pending claims by any Seller against the Buyers and/or Rio and/or David under the Purchase Agreement, against Guarantors under this Agreement or against David under the Pledge Agreement. In such event, this Agreement shall continue in full force and effect with respect to Angela after the date otherwise provided for in the preceding sentence and until (i) such claims have been finally resolved by agreement of the parties or by final judicial determination without further right of appeal and (ii) any amount payable to or for the benefit of Sellers under such agreement or judicial determination has been paid in full. In the event of any termination of this Agreement with respect to Angela, this Agreement shall remain in full force and effect with respect to David.

9.     Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) five business days after being mailed by first class certified mail, return receipt requested, postage prepaid, (c) one business days after being sent by a nationally recognized overnight express courier service, postage or delivery charges prepaid, or (d) one day after being transmitted by email or facsimile if confirmed within 24 hours thereafter by a signed original sent in a manner set forth in (a), (b) or (c) above, to the Parties at their respective addresses set forth below:

If to Guarantors, to:

David Leif Gren and Angela Marie Smith

c/o Rio Garments

ZIP Rio Blanco Nave #10

San Pedro Sula, Cortes

HONDURAS

Facsimile: (989) 624-0023

Email: dlg2569@gmail.com

with a copy to:

Buchalter Nemer, PC.

1000 Wilshire Boulevard, Suite 1500

Los Angeles, CA 90017

Attention: Jeffrey H. Kapor, Esquire

Facsimile: (213) 630-5663

Email: jkapor@buchalter.com

If to Buyers, to:

Hampshire Group, Limited

114 West 41st Street

New York, NY 10036

Attention: Paul M. Buxbaum, Chief Executive Officer

Facsimile: __________________

Email: pbuxbaum@hamp.com

with a copy to:

Blank Rome LLP

One Logan Square

Philadelphia, PA 19103

Attention: Louis Rappaport, Esquire

Facsimile: 215-832-5647

Email: rappaport@blankrome.com

Any Party may change its address for notice and the address to which copies must be sent by giving notice of the new address to the other Parties in accordance with this Section provided that any such change of address notice shall not be effective unless and until received.

10.     Entire Understanding. This Agreement, together with the Purchase Agreement and the other documents and agreements contemplated by the Purchase Agreement, states the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior oral and written communications and agreements with respect to the subject matter hereof.

11.     Amendment and Waivers. No waiver, modification or amendment of any provisions of this Agreement shall be effective except pursuant to a written agreement signed by Sellers and by Guarantors, and any waiver shall be effective only in the specific instance and for the purpose for which given.

12.     Parties in Interest. This Agreement shall bind, benefit, and be enforceable by Guarantors and Sellers and their respective successors, legal representatives, permitted assigns, heirs, executors, administrators and personal representatives.

13.     Joint and Several Liability of Guarantors. The liabilities and obligations of Guarantors hereunder shall be joint and several.

14.     Assignment. No Party shall, voluntarily, by operation of Law or otherwise, assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties hereto; provided, however, that Sellers shall have the right to assign this Agreement to any acquiror of all or substantially all of the stock or assets of any Seller without the consent of the Guarantors, provided that the Sellers shall remain liable for their respective obligations under this Agreement.

15.     Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

16.     Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other means of electronic transmission, such as by electronic mail in “.pdf” form), each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

17.     Section Headings. Section and subsection headings in this Agreement are for convenience of reference only, and shall neither constitute a part of this Agreement nor affect its interpretation.

18.     References. All words in this Agreement shall be construed to be of such number and gender as the context requires or permits.

19.     Controlling Law. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS (WITHOUT GIVING EFFECT TO PRINCIPALS OF CONFLICTS OF LAW) OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN.

20.     Jurisdiction and Process. IN ANY ACTION BETWEEN OR AMONG ANY OF THE PARTIES, WHETHER ARISING OUT OF THIS AGREEMENT, ANY OF THE AGREEMENTS CONTEMPLATED HEREBY OR OTHERWISE, (A) EACH OF THE PARTIES IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK, (B) IF ANY SUCH ACTION IS COMMENCED IN A STATE COURT, THEN, SUBJECT TO APPLICABLE LAW, NO PARTY SHALL OBJECT TO THE REMOVAL OF SUCH ACTION TO ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK; (C) EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY, (D) EACH OF THE PARTIES IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY FIRST CLASS CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO THE ADDRESS AT WHICH SUCH PARTY IS TO RECEIVE NOTICE IN ACCORDANCE WITH SECTION 9, AND (E) THE PREVAILING PARTIES SHALL BE ENTITLED TO RECOVER THEIR REASONABLE ATTORNEYS’ FEES, COSTS AND DISBURSEMENTS FROM THE OTHER PARTIES (IN ADDITION TO ANY OTHER RELIEF TO WHICH THE PREVAILING PARTIES MAY BE ENTITLED).

21.     Neutral Construction. In view of the fact that each of the Parties hereto have been represented by their own counsel and this Agreement has been fully negotiated by all Parties, the legal principle that ambiguities in a document are construed against the draftsperson of that document shall not apply to this Agreement.

[continued and to be signed on the following page]

IN WITNESS WHEREOF, Guarantors and Sellers have duly executed and delivered this Agreement as of the day first written above.

GUARANTORS:

/s/ David Leif Gren	/s/ Angela Marie Smith
David Leif Gren	Angela Marie Smith

Agreed to and accepted by:

SELLERS:

HAMPSHIRE GROUP, LIMITED		HAMPSHIRE INTERNATIONAL, LLC

By:	/s/ Paul M. Buxbaum	By:	/s/ Paul M. Buxbaum
	Paul M. Buxbaum		Paul M. Buxbaum
	Chief Executive Officer		Chief Executive Officer

[Signature page to Guaranty Agreement]

STATE OR JURISDICTION OF	Michigan	)

COUNTY OF	Saginaw	) ss:)

COUNTRY OF	USA	)

The undersigned, David Leif Gren, being duly sworn deposes and says:

I am the spouse of Angela Marie Smith.

I signed the foregoing Guaranty Agreement for the purposes stated therein.

/s/ David Leif Gren
Signature: David Leif Gren

Subscribed, sworn to and acknowledged before me by David Leif Gren, known to me (or satisfactorily proven to me) to be the person described in the foregoing Guaranty Agreement, who executed the Guaranty Agreement in my presence and who acknowledged that he executed the same in the capacity therein stated, and for the purposes therein contained, before me, this 11th day of September, 2015.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Joshua A. Rodammer

Notary Public

[Notary Seal]

Joshua A. Rodammer

Notary Public, Tuscola County, MI

Acting in Saginaw County, MI

My Commission expires Jan 22, 2102

STATE OR JURISDICTION OF	Michigan	)

COUNTY OF	Saginaw	) ss:)

COUNTRY OF	USA	)

The undersigned, Angela Marie Smith, being duly sworn deposes and says:

I am the spouse of David Leif Gren.

I signed the foregoing Guaranty Agreement for the purposes stated therein.

/s/ Angela Marie Smith
Signature: Angela Marie Smith

Subscribed, sworn to and acknowledged before me by Angela Marie Smith, known to me (or satisfactorily proven to me) to be the person described in the foregoing Guaranty Agreement, who executed the Guaranty Agreement in my presence and who acknowledged that she executed the same in the capacity therein stated, and for the purposes therein contained, before me, this 11th day of September, 2015.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Joshua A. Rodammer

Notary Public

[Notary Seal]

Joshua A. Rodammer

Notary Public, Tuscola County, MI

Acting in Saginaw County, MI

My Commission expires Jan 22, 2102